Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Avis Budget Group, Inc. of our report dated 21 October 2011 relating to the financial statements of Avis Budget EMEA Limited (formerly Avis Europe plc), which appears in the Current Report on Form 8-K/A of Avis Budget Group, Inc. dated 25 October 2011. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP

London, United Kingdom

28 March 2014